UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

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☐	Definitive Proxy Statement

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☒	Soliciting Material under §240.14a-12

GANNETT CO., INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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The following correspondence was disseminated to Gannett Co., Inc. employees on February 11, 2019.

Dear Colleagues,

Today we issued a press release describing the February 7, 2019, meeting between representatives of Gannett, including two of our board’s independent directors as well as Gannett’s financial and legal advisors, with MNG Enterprises, Inc.

During the meeting, MNG again failed to provide substantive answers to basic questions about its proposal to acquire Gannett, which the Gannett board unanimously rejected on February 4, 2019. The release we issued this AM is attached.

As previously communicated, MNG has submitted a notice of its intent to nominate six director candidates to stand for election to Gannett’s board at the company’s 2019 Annual Meeting of Stockholders. In today’s news release, we noted that all of the proposed nominees are affiliated with MNG and/or its majority shareholder Alden Global Capital, and given MNG’s acknowledgment that these nominations are intended to advance its efforts to acquire Gannett, they may have clear conflicts of interest. The Gannett board continues to evaluate MNG’s notice in accordance with the company’s bylaws and governance procedures.

This announcement has no impact on our operations and we should all remain focused on our day-to-day responsibilities. Consistent with company policy, if you receive any inquiries from the media, please refer them to Amber Allman, vice president of corporate communications, at 703-854-5358. Inquiries from analysts or investors should be referred to Stacy Cunningham, vice president of financial analysis and investor relations, at investors@gannett.com or 703-854-3168.

As always, thank you for your hard work and dedication to Gannett.

Bob Dickey
President and CEO, Gannett

Additional Information

Gannett Co., Inc. (“Gannett”) intends to file a proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”). INVESTORS AND SECURITY HOLDERS OF GANNETT ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the proxy statement (including any amendments or supplements thereto) and other documents filed with the SEC through the web site maintained by the SEC at www.sec.gov. Copies will also be available at no charge in the “Investor Relations” section of Gannett’s website, www.gannett.com.

Participants in the Solicitation

Gannett and its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Gannett’s stockholders in connection with the matters to be considered at the 2019 Annual Meeting. You can find information about Gannett’s directors and executive officers in Gannett’s definitive proxy statement for its 2018 Annual Meeting of Stockholders, which was filed with the SEC on March 23, 2018, and Gannett’s annual report on Form 10-K for fiscal year 2017, which was filed with the SEC on February 28, 2018.  Additional information regarding the ownership of Gannett securities by Gannett’s directors and executive officers is included in their SEC filings on Forms 3, 4, and 5. More detailed and updated information regarding the identity of potential participants in the solicitation of proxies, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other relevant documents to be filed by Gannett with the SEC in connection with the 2019 Annual Meeting. You may obtain free copies of these documents using the sources indicated above.